EXHIBIT 4.3

               INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We have issued our report dated June 30, 1999 on the statements of condition and related bond portfolios of Van Kampen Focus Portfolios, Municipal Series 319 as of June 30, 1999 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants" in Prospectus Part II.

                                                              GRANT THORNTON LLP

                                                               Chicago, Illinois

June 30, 1999